FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Equitable Financial Life Insurance Company, a New York life insurance company, and Equitable Financial Life Insurance Company of America, an Arizona life insurance company (collectively, the “Company”), Principal Variable Contracts Funds, Inc., an open-end management investment company organized under the laws of Maryland (the “Fund”), Principal Global Investors, LLC, a Delaware limited liability company (the “Adviser”), and Principal Funds Distributor, Inc., a Washington corporation (the “Distributor”), entered into a certain Participation Agreement dated January 7, 2022, (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of 9/20/2023 | 2:46 PM EDT, 2023, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Separate Accounts”), the Fund, the Adviser and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add new Separate Accounts to Schedule A of the Participation Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1. Schedule A of the Participation Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth T. Kozlowski

Title:	Chief Investment Officer

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth T. Kozlowski

Title:	Chief Investment Officer

Classification: Company Confidential

The Fund:

Principal Variable Contracts Fund, Inc.

By:

Print Name:	John L. Sullivan

Title:	Counsel

The Adviser:

Principal Global Investors, LLC

By:

Print Name:	John L. Sullivan

Title:	Counsel

By:

Print Name:	Adam Shaikh

Title:	Assistant General Counsel

The Distributor:

Principal Funds Distributor, Inc.

By:

Print Name:	Dina Sullivan

Title:	AVP

Classification: Company Confidential

SCHEDULE A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A	All Contracts

Separate Account FP	All Contracts

Separate Account I	All Contracts

Separate Account No. 45	All Contracts

Separate Account No. 49	All Contracts

Separate Account No. 65	All Contracts

Separate Account No. 66	All Contracts

Separate Account No. 70	All Contracts

Separate Account No. 206	All Contracts

Separate Account No. 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts

Equitable America Variable Account A	All Contracts

Equitable America Variable Account P	All Contracts

Equitable America Variable Account K	All Contracts

Equitable America Variable Account No. 70A	All Contracts

Variable Account AA	All Contracts

3

Classification: Company Confidential